UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549


FORM 8-K


CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 19, 2001




AMC ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)



DELAWARE      			 1-8747             43-1304369
State or other     (Commission File Number)     (IRS Employer
jurisdiction or 						Identification No.)
incorporation)






106 W. 14th STREET
P.O. Box 219615
Kansas City, Missouri                           64121-9615
(Address of principal executive offices)         (Zip Code)




Registrant's telephone number, including area code      (816) 221-400




Item 5. 	Other Events.

	On April 19, 2001, AMC Entertainment Inc. (the "Company") entered into an Investment Agreement (the "Investment Agreement") with Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Apollo Investment Fund V, Apollo Overseas Partners V, L.P. (collectively, with any other partnership or entity affiliated with and managed by Apollo over which Apollo exercises investment authority, the "Apollo Purchasers"), Apollo Management IV, L.P., and Apollo Management V, L.P. (together with their affiliates and the Apollo Purchasers, "Apollo"). Pursuant to the Investment Agreement, the Company sold $250 million of preferred stock to Apollo, comprised of 92,000 shares of Series A Convertible Preferred Stock (the "Series A Preferred") at a price of $1,000 per share and 158,000 shares of Series B Exchangeable Preferred Stock (the "Series B Preferred") at a price of $1,000 per share.

	The Series A Preferred and Series B Preferred (collectively, the "Preferred Stock") were created pursuant to a Certificate of Designations filed with the Delaware Secretary of State on April 19, 2001 (the "Certificate of Designations") that authorizes 2,000,000 shares each of the Series A Preferred and Series B Preferred and also sets forth the designations, powers and preferences, and the relative participating, optional and other special rights, and the qualifications, limitations and restrictions thereof. The terms of the Preferred Stock are defined pursuant to the Certificate of Designations which is incorporated by reference.

Series A Convertible Preferred and Series B Exchangeable Preferred

 	Dividends - Series A Preferred. Dividends on the Series A Preferred accumulate at an annual rate of 6.75% and are payable when, as and if declared by the Company's board of directors on the last day of each June,
September, December and March, commencing June 30, 2001.   Dividends on
the Series A Preferred must be paid with additional Series A Preferred shares for the first three years from April 19, 2001 (the "PIK Period"). Between April 20, 2004 and April 19, 2008, dividends may be paid in either additional Series A Preferred shares or cash, at the Company's option, and must be paid in cash after April 19, 2008, unless prohibited by the Indentures for the Company's 9 1/2% Senior Subordinated Notes due 2009 or the Company's 9 1/2% Senior Subordinated Notes due 2011, (collectively, as amended or supplemented from time to time, the "Indentures"), in which case such dividends are payable in additional Series A Preferred shares.

	If at any time the Company is unable to pay dividends on the Series A Preferred in cash and the accrual, declaration or payment of additional Series A Preferred shares would either result in a "change of control" under the Indentures ("Indenture Change of Control") or require the Company to reserve for issuance underlying shares of the Company's common stock, par value $0.66 2/3 per share ("Common Stock"), in excess of the number of shares of Common Stock available for issuance under the Company's Certificate of Incorporation, then dividends on the Series A Preferred will be paid in Series B Preferred shares (but such Series B Preferred shares will automatically be exchanged for Series A Preferred shares to the extent such limitations subsequently no longer exist).

	The holders of Series A Preferred shares are also entitled to a special dividend of additional Series A Preferred shares if a Change of Control (as defined below) of the Company occurs prior to April 19, 2006 equal to the dividends that they would have received through April 19, 2006 if the Change of Control had not occurred (the "Series A No-Call Period Dividend"). For purposes of the Certificate of Designations, a "Change of Control" means (i) a merger, consolidation or similar Company transaction after which holders of the company's stock before such transaction do not own at least 50% of the combined voting power in the election of directors of the surviving entity, (ii) the acquisition by any person or group (other than Apollo or the holders of the Company's Class B Stock ("Class B Stock") on April 19, 2001), so long as neither Apollo nor such holders of Class B Stock is part of the group, of beneficial ownership of at least 50% of the combined voting power in the election of the Company's Board of Directors, or (iii) the sale of all or substantially all of the Company's assets or a similar transaction. The determination of combined voting power in the election of directors must recognize that the Class B Stock has ten votes per share and the Common Stock has one vote per share.

	  If dividends are paid on the Common Stock in any fiscal period, the holders of Series A Preferred shares are entitled to receive dividends on an "as converted" basis to the extent such dividends are greater than the Series A Preferred dividends otherwise payable in such fiscal period.

	Dividends - Series B Preferred. Dividends on the Series B Preferred accumulate at an annual rate of 12.00% and are payable when, as and if declared by the Company's board of directors on the last day of each June, September, December and March, commencing June 30, 2001. If the Company obtains Shareholder Approval (as defined below) at the Company's next annual shareholder meeting within 270 days after April 19, 2001 and the Series B Preferred Stock is exchanged for Series A Preferred Stock (See Exchange of Series B Preferred below), the Series B Preferred Stock dividend rate, as to the then outstanding shares of Series B Preferred Stock, will be reduced retroactively to April 19, 2001 from 12.00% to 6.75%. For purposes of the Certificate of Designations, "Shareholder Approval" means approval by the holders of a majority of the Common Stock, voting as a class, and a majority of the votes cast by holders of the Company's Common Stock and Class B Stock voting together, of an amendment to the Company's Certificate of Incorporation increasing the authorized shares of Common Stock so as to permit reservation of a sufficient number of shares of Common Stock to permit the issuance and conversion into Common Stock of all shares of Series A Preferred and Series B Preferred as contemplated by the Certificate of Designations. Under the Investment Agreement, the Issuer is required to seek Shareholder Approval at its next regularly scheduled annual meeting, which shall take place no later than 270 days after April 19, 2001. If Shareholder Approval is not obtained at such annual meeting, the Company must continue to seek Shareholder
Approval at every annual and special stockholder meeting until such Shareholder Approval is obtained.

	Dividends on the Series B Preferred must be paid with additional Series B Preferred shares during the PIK Period. Between April 20, 2004 and April 19, 2006, dividends may be paid in either additional Series B Preferred shares or cash, at the Company's option, and must be paid in cash after April 19, 2006, unless prohibited by the Indentures, in which case such dividends are payable in additional Series B Preferred shares.

	The holders of Series B Preferred shares are entitled to a special dividend of additional Series B Preferred shares if a Change of Control of the Company occurs prior to April 19, 2006 equal to the dividends that they would have received through April 19, 2006 if the Change of Control had not occurred (the "Series B No-Call Period Dividend").

	The holders of Series B Preferred shares are entitled to a special dividend of additional Series B Preferred shares upon the Company exercising its right of redemption (See Company's Optional Redemption below) in an amount equal to the (i) quotient of (x) the difference between the average closing price of the Common Stock for the 20 trading days preceding such event and the Conversion Price (as defined below), divided by (y) the Conversion Price, (ii) less the amount of certain other special dividends. The holders of Series B Preferred are entitled to a special dividend of additional Series B Preferred shares on April 19, 2011, in an amount equal to the quotient of (i) the difference between the average closing price of the Common Stock for the 20 trading days preceding such event and the Conversion Price, divided by (ii) the Conversion Price. Additionally, the holders of Series B Preferred are entitled to a special dividend of additional Series B Preferred shares upon the occurrence of a Change of Control in an amount equal to (i) the quotient of (x) the difference between the value per share of the consideration received by the holders of Common Stock as a result of the Change of Control and the Conversion Price divided by (y) the Conversion Price, less (ii) the amount of certain other special dividends. The holders of Series B Preferred are also entitled to a special dividend of additional Series B Preferred shares at any time after October 19, 2002, upon a sale of Series A Preferred or the Common Stock into which Series A Preferred were converted equal to the product of (i) the percentage of such shares sold in such transaction, multiplied by (ii) the quotient of
(x) the difference between the sales price of the Series A Preferred or Common Stock on an "as converted" basis and the Conversion Price, divided by (y) the Conversion Price. To qualify for the special dividend, the sale must be the initial sale of the Series A Preferred to a purchaser that is not an Apollo affiliate and the seller must be a holder of both Series A Preferred and Series B Preferred shares at the time of the sale.

	  If dividends are paid on the Common Stock in any fiscal period, the holders of Preferred Stock shares are entitled to receive dividends on an "as converted" basis to the extent such dividends are greater than the Preferred Stock dividends otherwise payable in such fiscal period.

	Conversion of Series A Preferred into Common Stock. Each share of Series A Preferred is convertible at any time into shares of the Company's Common Stock at a conversion price of $7.15 per Common Stock share (as adjusted, the "Conversion Price"), resulting in a conversion rate of
139.86 shares of Common Stock for each share of Series A Preferred. The Conversion Price and conversion rate are adjustable in connection with any reclassifications, reorganizations, consolidations, mergers, stock dividends, stock splits, combinations or similar transactions.

	The Series A Preferred may be converted into Common Stock at any time under the Certificate of Designations. However, a Standstill Agreement dated April 19, 2001 (the "Standstill Agreement") between the Company and Apollo restricts the ability of Apollo to exercise Series A Preferred conversion rights while it is a holder until April 19, 2006. See Standstill Agreement below.

	Exchange of Series B Preferred for Series A Preferred. The Series B Preferred will automatically be exchanged into an equal number of Series A Preferred upon Shareholder Approval and upon receipt of HSR Approval (as defined in the Certificate of Designations).

	Holder's Optional Redemption. The Series A Preferred must be redeemed by the Company at the option of a holder at any time after April 19, 2011 for cash or Common Stock, at the Company's option, at a price equal to the Series A Liquidation Preference (see Liquidation Preference below), subject to a maximum redemption price of $130,035,684.35 or 18,186,809 shares of Common Stock in the event that Shareholder Approval is not obtained. If the Company elects to use shares of Common Stock in such redemption, the Common Stock will be valued based upon the average closing price for the 20 trading days prior to the redemption date, or if not traded, by a nationally recognized investment bank, but in any event the Common Stock may not be valued at less than the Conversion Price then in effect or, if Shareholder Approval is not obtained, $7.15 per share.

	Company's Optional Redemption. The Preferred Stock may be redeemed in whole and not in part by the Company at the Company's option at any time after April 19, 2006 for cash equal to the Liquidation Preference
(see Liquidation Preference below), provided that the average Common Stock closing price for the 20 trading days preceding the notice of redemption exceeds 150% of the Conversion Price. The Preferred Stock may also be redeemed in whole and not in part by the Company at the Company's option upon a Change of Control for cash equal to the Liquidation Preference; provided, that if the Change of Control occurs prior to April 19, 2006, the Company must first pay the Series A No-Call Period Dividend and Series B No-Call Period Dividend. The Preferred Stock remains convertible and exchangeable until the redemption price is paid by the Company. There is no sinking fund for the Preferred Stock.

	Voting Rights. Except as otherwise provided by law and in addition to any rights to designate directors to the Board of Directors of the Company, the Apollo Purchasers do not have any voting rights with respect to any Preferred Stock held by such Apollo Purchasers; provided, however that such Apollo Purchasers will have certain rights to elect directors (see Election of Directors below). The Apollo Purchasers also have certain Preferred Stock Approval Rights which are set forth in the Investment Agreement (see Apollo Approval Rights below). Upon transfer of Series A Preferred shares to a transferee that is not an affiliate of an Apollo Purchaser, consistent with the Standstill Agreement, the transferee holder of Series A Preferred shares is entitled to vote on an as-converted basis with the holders of Common Stock and Class B Stock on all matters except the election of directors and any matter reserved by law or the Company's Certificate of Incorporation for consideration exclusively by
the holders of Common Stock or Class B Stock.   The Series A Preferred
also has the right to vote as a class on the creation, authorization or issuance of any class, series or shares of senior stock, parity stock or junior stock (if the junior stock may be redeemed at the option of the holders thereof prior to April 19, 2011) and on any adverse change to the preferences, rights and powers of the Preferred Stock.

	Election of Directors. So long as the Apollo Purchasers continue to hold Preferred Stock Approval Rights (see Apollo Approval Rights below), the Apollo Purchasers have the right to elect three directors to the
Company's Board of Directors.   Pursuant to the  Investment Agreement, the
Company amended its Bylaws to increase the number of directors to eight, and the Apollo Purchasers named Leon D. Black, Marc J. Rowan and Laurence
M. Berg to serve as its three directors.

	If an Event of Default (as defined below) occurs and is not cured or waived within 45 days, then the holders of the Preferred Stock have the right to elect that number of directors of the Company that, when added to those directors already elected by the holders of Preferred Stock, constitute a majority of the Board of Directors. An "Event of Default" is defined as (i) an event of default under the Company's senior credit facility, the Indentures or any other Company indebtedness in excess of $10 million, (ii) the Company's failure to pay cash dividends on the Preferred Stock when required under the terms thereof, or (iii) the Company's violation of Section 8 of the Investment Agreement (see Apollo Approval Rights below).

	Liquidation Preference. The Series A Preferred has a liquidation preference equal to the greater of (i) $1,000.00 per share plus all accrued and unpaid dividends as of the date of payment and (ii) such amount per share of Series A Preferred, as would have been payable had each share been converted into Common Stock immediately prior to the event requiring the payment of such liquidation preference (the "Series A Liquidation Preference"). The Series B Preferred has a liquidation preference equal to the greater of (i) $1,000 plus all accrued and unpaid dividends as of the date of payment and (ii) such amount per share of Series B Preferred, as would have been payable had each share first been exchanged for Series A Preferred (assuming that all conditions to conversion had occurred) and then such shares of Series A Preferred were converted into Common Stock immediately prior to the event requiring the payment of such liquidation preference (the "Series B Liquidation Preference" and, together with the Series A Liquidation Preference, the "Liquidation Preference"). The Liquidation Preference shall be adjusted for any stock split, reverse stock split, stock combination, reclassification or pursuant to any other adjustment with respect to the Series A Preferred or Series B Preferred, as the case may be. No distributions as specified above may be made to holders of Common Stock or Class B Stock until the holders of the Preferred Stock have received the Liquidation Preference.

Investment Agreement

	The sale of the Preferred Stock occurred pursuant to the Investment Agreement, which is incorporated by reference.

	Apollo Approval Rights. The Apollo Purchasers, acting at Apollo's direction, have certain approval rights (the "Preferred Stock Approval Rights") under Section 8 of the Investment Agreement until (i) the Apollo Purchasers and their affiliates cease to own at least 50% of the Preferred Stock issued, (ii) Apollo is terminated as investment manager, or (iii) an Apollo affiliate is removed as the general partner of the Apollo Purchasers and (in the case of either (ii) or (iii)) is not replaced by another Apollo affiliate. The Preferred Stock Approval Rights are not transferable and may only be exercised by Apollo. . The Preferred Stock Approval Rights require the Apollo Purchasers' consent for the Company and its subsidiaries to (i) amend, alter or repeal, the Certificate of Incorporation or the Bylaws of the Company, or any provision thereof (including the adoption of a new provision thereof); (ii) create, authorize or issue any class, series or shares of preferred stock (other than additional Series A Preferred or Series B Preferred shares) or any other class, series or shares of capital stock (other than capital stock intended to be used in the redemption of the Preferred Stock or to be authorized and issued pursuant to the Shareholder Approval); or amend or alter the rights provided in any class, series or shares of preferred stock or any other class of capital stock; (iii) purchase, redeem, repurchase or otherwise acquire for value shares of the Company's capital stock or of any Affiliate thereof (other than a wholly-owned subsidiary of the Company)(except for redemptions or repurchases of Preferred Stock or Common Stock issued upon conversion of the Preferred Stock) or any other options, warrants or other rights to acquire such capital stock; (iv) pay any dividend or declare any distribution on any shares of stock (subject to (ii) above, excluding (i) dividends paid to the Company by any of its wholly-owned Subsidiaries and (ii) certain dividends payable in capital stock of the Company); (iv) redeem, prepay, defease or repurchase any indebtedness of the Company, other than Permitted Debt Repayments (as defined in the Investment Agreement); (v) merge, consolidate or consummate a similar transaction involving the Company (other than a merger, consolidation or similar transaction between the Company and a direct or indirect wholly-owned subsidiary of the Company which transaction would not adversely impact the rights of the Preferred Stock); (vi) incur any indebtedness (excluding any borrowings in the ordinary course of business under the Company's senior credit facility), other than debt that is used to redeem the Preferred Stock and other permitted indebtedness, or amend or alter the material terms of any existing or future material senior indebtedness; provided, the Company may amend or renew the senior credit facility; (vii) voluntarily initiate any liquidation, dissolution or winding up of the Company or permit the commencement of a proceeding for bankruptcy, insolvency, receivership or similar action; (viii) enter into any Affiliate Transactions (as defined in the Investment Agreement); (ix) increase or decrease the size of the Board of Directors of the Company; or
(x) acquire or dispose of, in a single transaction or a series of related transactions, any business or assets (including investments in third parties) with an aggregate value in such transaction or series of related transactions in excess of $25,000,000.

	Additionally, so long as the Apollo Purchasers have the Preferred Stock Approval Rights and subject to the provisions of applicable law and fiduciary duties of members of the Board of Directors, one of the directors elected to the Company's Board of Directors by the Apollo Purchasers must be a member of each of the committees of the Board of Directors, including the Nominating Committee. The Nominating Committee is established for the purpose of providing nominees for the two independent director positions on the Company's Board of Directors. The nominees selected by the Nominating Committee must be selected by a unanimous vote of the members of the Nominating Committee, and if such unanimous approval is not received, the member of the Nominating Committee elected by the Apollo Purchasers shall have the right to appoint one of the two nominees for independent director.

	Transfer/Conversion Restrictions. The Company issued the Preferred Stock to the Apollo Purchasers pursuant to an exemption from registration under the Securities Act of 1933, and the Preferred Stock may not be transferred except as permitted under such act. The transfer of the Preferred Stock by the Apollo Purchasers is also subject to restrictions set forth in the Standstill Agreement.

	The Apollo Purchasers may not convert any shares of Series A Preferred into Common Stock prior to April 19, 2006 other than in connection with a disposition of such shares to a purchaser that is not an Apollo affiliate. The Apollo Purchasers may not transfer any shares of Series B Preferred other than to their affiliates until after October 19, 2002.

Standstill Agreement

	The Standstill Agreement imposes additional restrictions on the ability of Apollo and certain related parties to acquire or dispose of the Company's securities and is incorporated by reference.

	Restrictions on Acquisitions During the Standstill Period. Between April 19, 2001 and April 19, 2006 (the "Standstill Period"), Apollo and certain related parties may not, unless requested by a majority of the Company's independent directors elected by holders of Common Stock (the "Requisite Independent Directors"), alone or in concert with others (i) acquire, offer or propose to acquire any of the Company's Voting
Securities or Derivative Securities (both as defined in the Standstill Agreement), or rights to acquire Voting Securities, other than (A) up to 500,000 shares of Common Stock or Class B Stock from the Trust (defined collectively as the 1992 Durwood , Inc. Voting Trust dated December 12, 1992, as amended and restated on August 12, 1997, the trust created under the Revocable Trust Agreement dated August 14, 1989 of Stanley H. Durwood, as amended and restated on May 12, 1999, and the Stanley H. Durwood Foundation), (B) any Company debt securities, (C) any Voting Securities acquired as a result of any stock split, stock dividend, recapitalization or similar transaction made available generally to holders of a class or series of Voting Securities generally, (D) any Preferred Stock pursuant to the Investment Agreement, (E) the repurchase of any Preferred Stock from any transferee thereof, (F) shares of Common Stock or Class B Stock owned by the Trust that the Trust has determined to sell in circumstances that would terminate the Standstill Agreement under its terms, if approved by the Requisite Independent Directors, and (G) subject to the provisions applicable after the Standstill Period (See Restrictions on Acquisitions after the Standstill Period below), any Voting Securities following a 15% Acquisition (as defined in the Standstill Agreement), (ii) propose or take substantial steps to effect a merger, combination, recapitalization or similar transaction involving the Company or its subsidiaries or a sale or other disposition outside the ordinary course of business other than as approved by the Company's Board of Directors, (iii) seek election to, or removal of a member of, the Company's Board of Directors other than pursuant to the Certificate of Designations, (iv) solicit proxies or otherwise become a participant in any election contest or, unless first approved by the Requisite Independent Directors, execute any consent solicited by or on behalf of any Company shareholder, (v) unless first approved by the Requisite Independent Directors, solicit shareholders for approval of a Company shareholder proposal, (vi) participate in a Group
(as defined in the Standstill Agreement) with respect to any Voting Securities other than a Group consisting solely of Apollo and its affiliates, or agree to limit Apollo's discretion with respect to Preferred Stock Approval Rights, (vii) deposit Voting Securities in a voting trust except with respect to other Apollo affiliates, (viii) act to circumvent any of the restrictions, (ix) disclose or publicly announce an intention or arrangement inconsistent with the restrictions, or (x) finance any other person with respect to such restricted actions.
However, none of the restrictions listed above will prohibit a director from taking any action or making any statement which, in such directors best judgment, is in the best interests of the Company's stockholders or restrict any disclosure or statement required to be made by Apollo or any Apollo Purchaser under applicable law.

	Restrictions on Acquisitions after the Standstill Period. After the Standstill Period or upon a 15% Acquisition if earlier, Apollo and certain related parties may not take any actions listed in clause (i) above under Restrictions on Acquisitions during the Standstill Period, except that Apollo may purchase additional Voting Securities in a tender offer for all of the Common Stock that is accepted by holders of a majority of the Common Stock not owned by Apollo and its affiliates, and except that Apollo may propose a merger, business combination, restructuring, recapitalization or similar transaction involving the Company if such transaction is contingent upon approval by the holders of a majority of the Common Stock not owned by Apollo and its affiliates.

	Restrictions on Disposition. Apollo and certain related parties may not transfer any Voting Securities except (i) to certain affiliates that agree to be bound by the Standstill Agreement, (ii) to unaffiliated persons pursuant to a public offering, permitted sales under Rule 144 or
Section 4(1) of the Securities Act of 1933, or in privately-negotiated transactions, if the purchaser and related parties do not own more than 15% of the Total Voting Power (as defined in the Standstill Agreement) after the transaction, unless the transaction is approved by the Requisite Independent Directors and the purchaser executes a similar Standstill Agreement, or (iii) pursuant to a tender offer, exchange offer, merger, business combination or similar transaction for at least 51% of the outstanding Voting Securities if, (A) in the case of a transaction in which Apollo purchases or retains Voting Securities or receives different consideration from other holders of Common Stock, the transaction is approved by the holders of a majority of the Common Stock and Class B
Stock not owned by Apollo, or (B) in the case of a transaction not described in clause (A), if the transaction is approved by the Requisite Independent Directors.

	Restrictions on Conversion of Series A Preferred. During the Standstill Period, Apollo may not convert any Series A Preferred shares into Common Stock except in connection with a disposition to a third party made in compliance with the restrictions described above under Restrictions on Disposition.

	Disposition of Class B Stock. If the Apollo Purchasers or any affiliate acquire any shares of Class B Stock, the Apollo Purchasers or any affiliate may not sell such shares of Class B Stock to a third party (other than an affiliate of the Apollo Purchasers) unless such shares of Class B Stock are first converted into shares of Common Stock.

	Termination. The Standstill Agreement will terminate upon the earliest to occur of (i) April 19, 2011, (ii) the date any person (other than Apollo or a person approved by the Company's Board of Directors) acquires or enters into an agreement to acquire shares of Class B Stock or Common Stock if, after giving effect to such acquisition, such person owns more than 20% of the Voting Power of the Company, or (iii) the Company's termination of the Standstill Agreement with the approval of the Requisite Independent Directors.

Registration Rights Agreement

	The Company entered into a Registration Rights Agreement dated April 19, 2001 (the "Registration Rights Agreement") with the Apollo Purchasers in connection with the Investment Agreement. Under the Registration
Rights Agreement, the Company granted certain demand and piggyback registration rights with respect to the Preferred Stock and Common Stock. The Registration Rights Agreement is incorporated by reference.

	The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the Certificate of Designations, the Investment Agreement, the Standstill Agreement and the Registration Rights Agreement, a copy of each of which has been filed as an Exhibit to this Form 8-K and is incorporated by reference. Certain capitalized terms used herein shall have the meaning ascribed in the applicable agreement referenced herein.

	If all Series B Preferred shares were exchanged for Series A Preferred shares and all Series A Preferred shares were converted to Common Stock, Apollo would control approximately 37% of the aggregate voting power in the election of directors of all classes of Common Stock at April 19, 2001. This potential voting power is expected to increase as dividends are paid with additional Series A Preferred and Series B Preferred shares, but not in sufficient amount to constitute a change of control during the PIK Period. However, should current holders of the Company's Common Stock and Class B Stock sell a sufficient number of their shares to Apollo or persons other than Apollo, or if an Event of Default occurs under the Certificate of Designations, or if Apollo acquires additional shares of Common Stock or Class B Stock in accordance with the terms of the Standstill Agreement, a change in control of the Company could occur at a future date.

Item 7.  Financial Statements & Exhibits

(c) Exhibits.

*4.1(e)	Fifth Amendment, dated April 10, 2001, to Amended and Restated
Credit Agreement dated as of April 10, 1997.

4.6 Certificate of Designations of Series A Convertible Preferred Stock and Series B Exchangeable Preferred Stock of AMC Entertainment Inc. (Incorporated by reference from Exhibit 4.6 to the Company's Form 8-
K (File No. 1-8747) dated April 20, 2001).

4.7 Investment Agreement entered into April 19, 2001 by and among AMC Entertainment Inc. and Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Apollo Investment Fund V, L.P., Apollo Overseas Partners V, L.P., Apollo Management IV, L.P. and Apollo Management V, L.P. (Incorporated by reference from Exhibit 4.7 to the Company's Form 8-K (File No. 1-8747) dated April 20, 2001).

4.8 Standstill Agreement by and among AMC Entertainment Inc., and Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Apollo Investment Fund V, L.P., Apollo Overseas Partners V, L.P., Apollo
Management IV, L.P. and Apollo Management V, L.P., dated as of April
19, 2001. (Incorporated by reference from Exhibit 4.8 to the Company's Form 8-K (File No. 1-8747) dated April 20, 2001).

4.9 Registration Rights Agreement dated April 19, 2001 by and among AMC Entertainment Inc. and Apollo Investment Fund IV, L.P., Apollo
Overseas Partners IV, L.P., Apollo Investment Fund V, L.P., Apollo Overseas Partners V, L.P. (Incorporated by reference from Exhibit
4.9 to the Company's Form 8-K (File No. 1-8747) dated April 20,
2001).

*	Filed herewith


SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


		AMC ENTERTAINMENT INC.



Date:	May 4, 2001	       By:  /s/ Craig R. Ramsey
            		          Craig R. Ramsey
                  		    Senior Vice President, Finance,
		                      Chief Financial Officer and
	  	                      Chief Accounting Officer